Exhibit 2.1(b)
                                             February 5, 1996 8-K



                    MONYCOR BANCSHARES, INC.
                     AMENDMENT NO. 1 TO THE
         PLAN AND AGREEMENT OF MERGER AND REORGANIZATION


     This Amendment No. 1 between F & M Bancorporation, Inc., a Wisconsin corporation ("F & M"), Monycor Bancshares, Inc., a Wisconsin corporation ("MBI") and F & M Merger Corporation, a Wisconsin corporation ("Subsidiary") to amend the Plan and Agreement of Merger and Reorganization ("the Plan") executed as of November 1, 1995, is made as of this 1st day of December, 1995.

     WHEREAS, MBI has the opportunity to accelerate the closing and to save substantial corporate time, money and resources by structuring the stock issuance by F & M in the proposed transaction as a private placement under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and/or Regulation D thereunder; and

     WHEREAS, MBI and its shareholders have been advised of the rights, benefits, obligations and limitations of the issuance of F & M Common as a private placement pursuant to Section 4(2) of the 1933 Act and/or Regulation D thereunder; and

     WHEREAS, the MBI Shareholders agree that the issuance of such shares as a private placement, subject to all rights, obligations and limitations of Section 4(2) of the 1933 Act and/or Regulation D thereunder is in their best interests and acknowledge the same by executing this amendment; Therefore,

     In consideration of the foregoing, the parties agree to amend the Plan as follows:

     1. Specific Sections Amended. The following sections of the Plan are hereby amended:

          (a) Section 1.18 is deleted and recreated to read as follows:

               "1.18 'Confidential Memorandum' shall mean the Confidential Private Placement Memorandum which will be delivered to the MBI Shareholders describing the Merger. The F & M Common to be issued in this transaction will not be registered with the Securities and Exchange Commission ("SEC") or the Securities Commission of any state but will be issued pursuant to the exemptions from (and subject to the limitations under) applicable federal and state securities laws. Wherever the term Registration Statement is used in this Agreement, the term 'Confidential Memorandum' shall be substituted."


          (b)  Section 3.7 is created to read as follows:

               "3.7 Stock Legend. The shares of F & M Common to be issued in this transaction will be issued pursuant to an exemption from registration under
               Section 4(2) of the 1933 Act and the regulations thereunder, and will be subject to a transfer limitation for two (2) years from the date of issuance pursuant, thereto and thereafter subject to limitation on the manner and volume of shares which can be transferred before the end of three
               (3) years from the date of issuance. The certificates for the shares of F & M Common to be issued will bear the following legend restricting their transfer:

                    THE SECURITIES REPRESENTED BY THE
                    CERTIFICATE HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS
                    AMENDED, OR THE SECURITIES LAWS OF ANY
                    STATES, BUT HAVE BEEN ISSUED IN RELIANCE
                    UPON EXEMPTIONS THEREFROM.  THEY HAVE
                    BEEN ACQUIRED FOR INVESTMENT AND MAY NOT
                    BE SOLD OR TRANSFERRED IN THE ABSENCE OF
                    AN EFFECTIVE REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933 AND THE
                    LAWS OF ANY STATE IN WHICH THEY ARE
                    OFFERED OR SOLD, OR AN OPINION OF
                    COUNSEL SATISFACTORY TO F & M (UNLESS
                    WAIVED BY IT) THAT REGISTRATION IS NOT
                    REQUIRED UNDER SUCH LAWS."


          (c) Section 4.1 is amended to add the following to the end of the Section:

               "All MBI Shareholders are bona fide residents of the State of Wisconsin now, and will remain such, through the Closing Date. All MBI Shareholders will certify such status to F & M as of the Closing Date."


          (d) Section 4.13 is deleted and recreated to read as follows:
               "4.13 Confidential Memorandum/Proxy Statement. The Confidential Memorandum/Proxy Statement to be delivered to MBI's Shareholders will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty shall not apply to statements contained in or omitted from the Confidential Memorandum/Proxy Statement in so far as they describe F & M or Subsidiary."


          (e) Section 5.9 is deleted and recreated to read as follows:
               "5.9 Confidential Memorandum/Proxy Statement. The Confidential Memorandum/Proxy Statement will not contain any untrue statement of material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty shall not apply to statements contained in or omitted from the Confidential Memorandum/Proxy Statement in so far as they describe MBI or Bank."


          (f) Section 7(a) is deleted and recreated to read as follows:
               "(a) As promptly as practicable after the execution of this Agreement, F & M, with the cooperation of MBI, shall prepare the Confidential Memorandum. F & M shall also use its best efforts to qualify under the blue sky laws of the various states in which MBI shareholders are located, the shares of F & M Common to be issued pursuant to this transaction."

          (g) Section 8.11 is deleted and recreated to read as follows:
               "8.11 Securities Counsel Opinion. F & M shall have received an opinion in form and substance satisfactory to F & M from Securities Counsel that the shares of F & M Common to be issued by F & M are exempt from registration under all applicable federal and state securities laws and regulations."


          (h) Section 8.12 is deleted and recreated to read as follows:
               "8.12 Confidential Memorandum/Proxy Statement. The Confidential Memorandum/Proxy Statement will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading."


          (i) Section 9.9 is deleted and recreated to read as follows:
               "9.9  Confidential Memorandum/Proxy Statement.
               The Confidential Memorandum/Proxy Statement will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading."


          (j)  Subsections 10.3(d) is deleted and recreated and
(e) is created to read as follows:

               "(d) The opinion from Securities Counsel described in Section 8.11.

               (e)  The certificates from MBI Shareholders
               described in Section 4.1."


          (k)  Subsection 10.3(e) is relettered as subsection
10.3(f).


          (l)  Section 8.7 and subsection 10.4(e) are deleted.

     2. Other Provisions Unaffected. Except as expressly amended by this Amendment No. 1, the Plan shall remain in full force and effect without further modification. Terms defined in the Plan shall have the same meaning in this Amendment No. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first written above.

                         F & M BANCORPORATION, INC.

                         By:__/s/_______________________________
                              Gail E. Janssen, President

                         ATTEST:

                         By:__/s/_______________________________
                              Janet M. Lakso, Secretary


                         F & M MERGER CORPORATION

                         By:__/s/________________________________
                              Gail E. Janssen, President

                         ATTEST:

                         By:__/s/________________________________
                              Janet M. Lakso, Assistant Secretary


                         MONYCOR BANCSHARES, INC.

                         By:__/s/_______________________________
                              Henry Martinsen, President

                         ATTEST:

                         By:__/s/_______________________________
                              Scott J. Teigen, Secretary


                         MONYCOR BANCSHARES, INC., SHAREHOLDERS


                         __/s/_______________________________
                         Henry Martinsen, Shareholder


                         __/s/_______________________________
                         Scott J. Teigen, Shareholder


                         __/s/_______________________________
                         Donald Zietlow, Shareholder